United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

UNION BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)
________________________

Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street
Suite 1200
Richmond, Virginia 23219
(Address of principal executive offices, including Zip Code)
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Registrant’s telephone number, including area code: (804) 633-5031
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 1, 2018, Union Bankshares Corporation (“Union”) completed its previously announced acquisition of Xenith Bankshares, Inc. (“Xenith”). The merger of Xenith with and into Union (the “Merger”), with Union surviving the Merger, was effected pursuant to an Agreement and Plan of Reorganization, dated as of May 19, 2017, between Union and Xenith, and a related Plan of Merger (together, the “Merger Agreement”). Pursuant to the Merger Agreement, holders of shares of Xenith common stock have a right to receive 0.9354 shares (the “Exchange Ratio”) of Union common stock (the “Merger Consideration”) for each share of Xenith common stock held immediately prior to the effective time of the Merger (the “Effective Time”), with cash to be paid in lieu of fractional shares.

At the Effective Time, each option to purchase shares of Xenith common stock, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was converted into the right to receive a cash payment in an amount equal to the product of (i) the difference between (A) the product of the average of the closing sale prices of Union common stock on the NASDAQ Global Select Market for the 10 full trading days ending on the trading day immediately preceding the Effective Time and the Exchange Ratio (the “Conversion Price”) and (B) the per share exercise price of the option immediately prior to the Effective Time, and (ii) the number of shares of Xenith common stock subject to such option, subject to any applicable withholdings. Any options to purchase shares of Xenith common stock with a per share exercise price in excess of the Conversion Price were cancelled without payment.

At the Effective Time, each warrant exercisable for shares of Xenith common stock that was outstanding and unexercised immediately prior to the Effective Time was converted into a warrant to acquire, on the same terms and conditions as were applicable under such warrant immediately prior to the Effective Time, the number of shares of Union common stock equal to the product of the number of shares of Xenith common stock subject to such warrant immediately prior to the Effective Time and the Exchange Ratio (rounding any resultant fractional share down to the nearest whole number of shares), at a price per share of Union common stock equal to the price per share under the warrant divided by the Exchange Ratio (rounding any resultant fractional cent up to the nearest whole cent).

At the Effective Time, each outstanding restricted stock award granted by Xenith and each outstanding restricted stock unit award in respect of Xenith common stock granted by Xenith vested fully and was converted into the right to receive the Merger Consideration in respect of each share of Xenith common stock underlying such award. Each share of Union common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

Shortly after the Effective Time, Xenith Bank, Xenith’s wholly-owned bank subsidiary, was merged with and into Union Bank & Trust, Union’s wholly-owned bank subsidiary (“Union Bank”), with Union Bank surviving.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, which provided that on or prior to the Effective Time, the Board of Directors of Union (the “Union Board”) would cause two members of the Board of Directors of Xenith (the “Xenith Board”) to be appointed to the Union Board, effective as of the Effective Time, the Union Board (1) increased the size of the Union Board from 18 to 20 members and (2) elected Patrick E. Corbin and Thomas G. Snead, Jr. (together, the “New Directors”) to serve as members of the Union Board until the next annual meeting of the shareholders of Union and until their respective successors are elected and qualified or until their resignation or removal. In accordance with the Merger Agreement, each of the New Directors was a member of the Xenith Board. Each of Mr. Corbin and Mr. Snead will be entitled to receive compensation as a non-employee member of the Union Board, as described in the section entitled “Director Compensation” in Union’s 2017 Proxy Statement, filed with the Securities and Exchange Commission on March 21, 2017. Committee assignments for the New Directors will be determined at a later date.

Other than the Merger Agreement, there are no arrangements or understandings between the New Directors and any other person pursuant to which the New Directors were selected as directors. Since the beginning of the last fiscal year there have been no related party transactions between Union and the New Directors that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On January 1, 2018, Union issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this report is required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Reorganization, dated as of May 19, 2017, between Union Bankshares Corporation and Xenith Bankshares, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Union Bankshares Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.) (Incorporated by reference to Exhibit 2.1 to Union Bankshares Corporation’s Current Report on Form 8-K filed on May 23, 2017).

99.1	Press release, dated January 1, 2018, announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: January 2, 2018	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer